UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2006 (May 1, 2006)

Brookdale Senior Living Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 North Wabash, Suite 1400, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 977-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 19a-12 under the Exchange Act (17 CFR 240.19a-12)
☐	Pre-commencement communications pursuant to Rule 19d-2(b) under the Exchange Act (17 CFR 240.19d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 1, 2006, Brookdale Senior Living Inc. (the "Company") issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing the completion on the date thereof of the acquisition (the "Acquisition") of five properties from AEW Capital Management in exchange for $179.5 million. The Acquisition was effectuated pursuant to a purchase and sale agreement, dated February 7, 2006 (the "Agreement"), by and among BLC Acquisitions, Inc., a wholly-owned subsidiary of the Company, as buyer, and PG Santa Monica Senior Housing, LP; PG Tarzana Senior Housing, LP; PG Chino Senior Housing, LP; The Fairways Senior Housing, LLC; AEW/Careage – Federal Way, LLC; AEW/Careage – Bakersfield, LLC; and AEW/Careage – Bakersfield SNF, LLC, as sellers (the "Sellers"), pursuant to which the Company agreed to purchase six properties from the Sellers. In exchange for the five properties, AEW received $179.5 million in cash, which the Company partially financed with approximately $124.5 million of senior mortgage debt. Included in the transaction are five independent living, assisted living and CCRC facilities, containing a total of 813 units/beds located in California, Ohio and Washington. Currently, the properties are managed by three different operators. Following the closing, the Company may sell up to 50% of its investment to a third-party investor in exchange for increased management fees. The Company expects to complete the closing on the remaining facility in the second quarter of 2006 and to close on an outstanding skilled nursing building, which is part of the CCRC campus in Bakersfield, CA, upon regulatory approval in the third quarter of 2006. Both buildings were included in the initial announcement regarding the Agreement, which was disclosed on the Current Report on Form 8-K filed by the Company on February 8, 2006.

Other than the Agreement, there are no material relationships between the Sellers and the Company or any of its affiliates and the purchase price consideration was determined by arms' length negotiation between the parties.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

To the extent required by this item, the financial statements will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K (but in any event not later than July 14, 2006).

(b)	Pro Forma Financial Information.

To the extent required by this item, the pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K (but in any event not later than July 14, 2006).

(c)	Exhibits

2.1

Purchase and Sale Agreement, dated February 7, 2006, among PG Santa Monica Senior Housing, LP; PG Tarzana Senior Housing, LP; PG Chino Senior Housing, LP; The Fairways Senior Housing, LLC; AEW/Careage — Federal Way, LLC; AEW/Careage — Bakersfield, LLC; and AEW/Careage — Bakersfield SNF, LLC, as sellers, and BLC Acquisitions, Inc., as buyer (incorporated by reference to Exhibit 2.14 to the Company's Annual Report on Form 10-K (file no. 001-32641) filed on March 31, 2006).

99.1	Press Release dated May 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

(Registrant)

/s/ Deborah C. Paskin

Deborah C. Paskin

Executive Vice President, Secretary

and General Counsel

Date: May 1, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1

Purchase and Sale Agreement, dated February 7, 2006, among PG Santa Monica Senior Housing, LP; PG Tarzana Senior Housing, LP; PG Chino Senior Housing, LP; The Fairways Senior Housing, LLC; AEW/Careage — Federal Way, LLC; AEW/Careage — Bakersfield, LLC; and AEW/Careage — Bakersfield SNF, LLC, as sellers, and BLC Acquisitions, Inc., as buyer (incorporated by reference to Exhibit 2.14 to the Company's Annual Report on Form 10-K (file no. 001-32641) filed on March 31, 2006).

99.1	Press Release dated May 1, 2006.